As filed with the Securities and Exchange Commission on July 21, 2004

Registration No. 333- _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NAVISITE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2137443
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

400 Minuteman Road, Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2003 Stock Incentive Plan, as amended
(Full Title of the Plan)

KENNETH DRAKE General Counsel and Secretary NaviSite, Inc. 400 Minuteman Road Andover, Massachusetts 01810
(Name and Address of Agent for Service)

(978) 682-8300
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kevin P. Lanouette, Esq.
Browne Rosedale & Lanouette LLP
31 St. James Avenue, Suite 830
Boston, Massachusetts 02116
(617) 399-6931

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum
Securities		Offering	Proposed Maximum	Amount of
to be	Amount	Price	Aggregate Offering	Registration
Registered	to be Registered	Per Share	Price	Fee

Common Stock, $.01 par value	3,000,000 shares	$3.63(1)	$10,890,000(1)	$1,379.77

(1)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on July 19, 2004 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

STATEMENT OF INCORPORATION BY REFERENCE:
ITEM 8. EXHIBITS.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5 OPINION & CONSENT OF BROWNE ROSEDALE & LANOUETTE LLP
EX-23.2 CONSENT OF KPMG LLP
EX-23.3 CONSENT OF KPMG LLP (RHODE ISLAND)
EX-23.4 CONSENT OF PRICEWATERHOUSECOOPERS LLP

STATEMENT OF INCORPORATION BY REFERENCE:

     In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-111165) filed by the Registrant on December 15, 2003, relating to the Registrant’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”), except as to the item set forth below. This Registration Statement provides for the registration of an additional 3,000,000 shares under the Plan.

ITEM 8.    EXHIBITS.

     A list of the exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Index to Exhibits immediately preceding such exhibits and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on July 21, 2004.

NAVISITE, INC.

By:	/s/ Arthur P. Becker

Arthur P. Becker Chief Executive Officer and President

POWER OF ATTORNEY

     We, the undersigned officers and directors of NaviSite, Inc., hereby severally constitute Arthur P. Becker, John J. Gavin, Jr., and Kenneth Drake, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable NaviSite, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 21, 2004.

Signature	Title

/s/ Andrew Ruhan Andrew Ruhan	Chairman of the Board of Directors

/s/ Arthur P. Becker Arthur P. Becker	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ John J. Gavin, Jr. John J. Gavin, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Gabriel Ruhan Gabriel Ruhan	Chief Operating Officer and Director

/s/ James H. Dennedy James H. Dennedy	Director

/s/ Thomas R. Evans Thomas R. Evans	Director

/s/ Larry W. Schwartz Larry W. Schwartz	Director

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999 (File No. 000-27597).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of January 4, 2003, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003 (File No. 000-27597).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of January 7, 2003, is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003 (File No. 000-27597).

4.4	Amended and Restated By-Laws is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999 (File No. 000-27597).

4.5	Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-83501).

5	Opinion of Browne Rosedale & Lanouette LLP.

23.1	Consent of Browne Rosedale & Lanouette LLP (included in Exhibit 5).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of KPMG LLP.

23.4	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included in the signature pages of this Registration Statement).

99.1	Amended and Restated 2003 Stock Incentive Plan, as amended, is incorporated herein by reference to the Registrant’s Preliminary Schedule 14C filed May 14, 2004 (File No. 000-27597).